UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ALTERNATIVE RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        The following is a letter to certain clients of the Company regarding the merger with Pomeroy IT Solutions, Inc.

[ALTERNATIVE RESOURCES LOGO]

May 12, 2004

Insert Contact Name
Insert Client Company Name
Insert Address
Insert City, State Zip

Subject: ARC Merges with Pomeroy IT Solutions

Dear Insert Contact's Name:

        Yesterday, it was announced that Alternative Resources Corporation will soon become a part of the Pomeroy IT Solutions, Inc.—a publicly traded provider of Information Technology Products and Services. A copy of the press release that announces this news is enclosed. We believe this is an exciting development for the people of ARC and for our customers.

        The following is a summary of the transaction, an overview of Pomeroy and general information regarding the impact to your company, ARC's client.

About Pomeroy

        Based in Cincinnati, Ohio, Pomeroy has been serving the IT industry since 1981. Pomeroy employs over 1,400 technical people, more than half of who are technical associates, providing client companies with IT solutions ranging from application development to storage strategies to desktop management. As a solution provider, Pomeroy IT Solutions offers three categories of service: enterprise consulting, enterprise infrastructure solutions and lifecycle services. Like ARC, Pomeroy's clientele represent a broad spectrum of industries, governments and educational organizations. Pomeroy maintains 26 regional locations across North America. For the year ended January 5, 2004, the company reported revenues of $598 million. Pomeroy is a very dynamic company, with a long and successful history in technology services; it is financially solid and has a culture that places people first. To learn more, log-on to Pomeroy's web site at www.Pomeroy.com.

About the Merger

        Over the past few years, ARC has continuously sought ways to grow our business and expand the value we deliver to our customers and shareholders. Recently we made investments in refreshing our service lines, implemented new technology and operating method to enhance our customer's experience and intensified the training for our employees. We adopted a spirit of "Operational Excellence" and installed new marketing programs. However, like many companies our size, we also realized we needed a partner to help accelerate the achievement of our goals. In Pomeroy, we found such a partner—one that shared our quality standards and had the financial and human capital required in today's IT services marketplace. We concluded that our goals and vision for success would be readily accomplished through ARC's affiliation with Pomeroy.

        Together, these two organizations, with similar histories and shared vision for the future, will be well positioned to achieve leadership in our markets. For our clients, this represents an expanded value proposition—one company offering a comprehensive array of technology services, competitively priced, and expertly delivered.

The Advantages to Our Clients

        For our customer, our merger into Pomeroy provides the following benefits:

  Financial Stability & Efficiencies

        Pomeroy is a well-managed and financially sound organization that will be able to provide the resources necessary for ARC to grow, expand, and strengthen its service offerings. The combined revenue of the Pomeroy and ARC will be roughly $735 million—the pre-merger individual company totals. Many of our customers will now feel more secure about our financial position and ability to scale quickly with them as their needs grow.

Competitive Scale

        With over 3500 technical people, the combined company has the scale, presence and competitive edge to be a dominant player in the technology solutions market. ARC rounds-out the current Pomeroy service offering and visa versa. In the future, when we refer to "life cycle solutions", the entire spectrum of technology services will be available through our one company. With the addition of ARC, Pomeroy will essentially double the size and scope of their services business. The ARC's sales, delivery, and recruiting organizations will remain intact and integrated into Pomeroy.

Service-Line Synergies

        The technology service offerings of Pomeroy and ARC are largely complimentary. While both ARC and Pomeroy bring capabilities in applications and operations support, Pomeroy is particularly strong in the higher end Solutions, whereas ARC has established a strong leadership position on the operations/delivery side of technology. This provides a more complete solution set to meet your broad-based technology needs. The value proposition that is offered to our client companies grows exponentially through this wider array of services and expanded expertise.

  Breadth & Depth of Talent

        Beyond essentially doubling the number of technology experts employed, this organizational change adds a breadth of skill that expands and enhances the delivery of services beyond what ARC offers today. Both ARC and Pomeroy are well known for their talent, expertise, and attention to delivering high-quality services.

What This Means to You, Our ARC Client

        Our commitment to you is as follows:

  First, we will not waiver from our everlasting commitment to provide you with the highest quality of technology services. Our primary goal has always been to exceed your expectations.

  Second, if you are a client that utilizes ARC to provide services for a solutions engagement (whether through a service agreement, statement of work, or other written contract), that work will continue without interruption or disruption.

  Finally, within the week, you will be contacted by your ARC representative (whether your ARC Account Executive, Solutions Delivery Manager or other ARC agent) to provide you with an update and additional information.

        ARC will file a preliminary and definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement when it becomes available, because it will contain important information about the proposed merger. Investors and security holders will have access to free copies of the proxy statement (when available) and other documents filed by ARC with the

Securities and Exchange Commission through the Securities and Exchange Commission's web site at www.sec.gov. In addition, the proxy statement and related materials (when available) may also be obtained free of charge from ARC by directing a request to Steve Purcell at 847-620-4251 or via email at steve_purcell@arcnow.com.

        ARC and its directors, executive officers, certain members of management and employees may be soliciting proxies from stockholders of ARC in favor of the proposed merger. Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the Securities and Exchange Commission.

        Insert Contact Name, on behalf of ARC and Pomeroy, I want to thank you for your business and ongoing support of ARC. We truly appreciate our partnership and look forward to a prosperous future.

Thank you.

Sincerely,

/s/  ROBERT STANOJEV

Robert Stanojev
Chairman of the Board
Alternative Resources Corporation